AMENDMENT TO RIGHTS AGREEMENT


     This Amendment to Rights Agreement, dated as of March 1, 1998, to the Rights Agreement, dated as of January 17, 1997 (the "Rights Agreement"), between National Vision Associates, Ltd.., a Georgia corporation (the "Company"), and Wachovia Bank N.A., a Georgia bank, as Rights Agent (the "Rights Agent").


     WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein); and


     WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 27 of the Rights
Agreement; and


     WHEREAS, the Board of Directors of the Company has voted in favor of this Amendment at a meeting of directors duly called and held;


     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:


          1. Section 1(c) of the Rights Agreement shall be amended to read as follows:


          "APPROVED ACQUISITION" means any acquisition of Common
Stock by an Acquiring Person that is approved in advance by a majority of the Continuing Directors.


          2. Section 1(h) of the Rights Agreement shall be amended to read as follows:


          "CONTINUING DIRECTOR" means any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, or otherwise affiliated with an Acquiring Person or of any such Affiliate or Associate, and who either (i) was a member of the Board immediately prior to the Effective Date, or (ii) subsequently becomes a member of the Board, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors serving at the time of such nomination or election (which shall include without limitation the nominees included in any proxy statement approved by the Continuing Directors).

          3. Section 23 of the Rights Agreement shall be amended to read as follows:

          REDEMPTION AND TERMINATION. (a) The Company may, at its option, but only upon the vote of a majority of the Continuing Directors then in office, at any time prior to the earlier of (i) the Close of Business on the Share Acquisition Date, or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being referred to herein as the "REDEMPTION PRICE"), and the Company may, at its option, pay the Redemption Price in shares of Common Stock (based on the "CURRENT MARKET VALUE," as defined in SECTION 11(D), of the shares of Common Stock at the time of redemption), cash or any other form of consideration deemed appropriate by the Board of Directors; provided, however, that any redemption of Rights shall also be subject to any additional approval procedures required by the articles of incorporation or bylaws of the Company. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Flip-in Event until such time as the Company's right of redemption hereunder has expired.

     (b) If, following the occurrence of a Share Acquisition Date (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event such that such Person is thereafter the Beneficial Owner of 10% or less of the outstanding Common Stock, and (ii) there are no other Persons immediately following the occurrence of the event described in clause (i) who are Acquiring Persons, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this SECTION 23.

     (c) Immediately upon the action of the Continuing Directors electing to redeem the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and thereafter the only right of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly thereafter give notice of such redemption to the Rights Agent and the holders of the Rights in the manner set forth in SECTION 26; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner provided herein shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

          4. Section 27 of the Rights Agreement shall be amended to read as follows:


     SECTION 27. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the penultimate sentence of this
Section 27, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date, and subject to the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder (which shortening or lengthening shall be effective only if there are Continuing Directors in office and shall require the concurrence of a majority of such Continuing Directors), or (d) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended pursuant to Section 27(c) to lengthen (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (ii) any other time period, unless lengthening such other time period is for the purpose of protecting, enhancing, or clarifying the rights of, or benefits to, the holders of the Rights. Notwithstanding the foregoing, after any Person has become an Acquiring Person, any supplement or amendment shall be effective only if there are Continuing
Directors then in office, and such supplement or amendment shall have been approved by a majority of such Continuing Directors.
Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made at any time which changes the Redemption Price, the Final Expiration Date, the Purchase Price, the requisite ownership of Common Stock necessary for a Person to be deemed an Acquiring Person, the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable, or the definition of an Excluded Person, unless in any such case there are Continuing Directors then in office and such supplement or amendment shall have been approved by a majority of such Continuing Directors.
Upon the delivery of a certificate from the chief executive officer, president or any vice president of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section, the Rights Agent shall execute such supplement or amendment.

          5.   The Summary of Terms attached to the Rights
Agreement as Exhibit C shall be deemed to be amended to reflect the terms of this Amendment.


          6.   The term "Agreement" as used in the Rights
Agreement shall be deemed to refer to the Rights Agreement as amended hereby.


          7. The foregoing Amendment shall be effective as of March 1, 1998 and, except as set forth herein, the Rights
Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.


          8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                              NATIONAL VISION ASSOCIATES, LTD.


                              By:  /s/ Mitchell Goodman
                                   Name: Mitchell Goodman
                                   Title: Vice President and Secretary


                              WACHOVIA BANK N.A.


                              By:  /s/ Deborah N. Keaton
                                   Name: Deborah N. Keaton
                                   Title:  Vice President